EXHIBIT 99.1

The Marygold Companies’ Subsidiary, Marygold & Co.,

Initiates Nationwide Marketing of Newly Developed Mobile Fintech App

Unique Digital Mobile Platform Enables Clients

to Spend, Invest and Save with FDIC-Insured Accounts

Proprietary, Internally Developed App Completes Beta Testing;

Now Available at Apple and Google App Stores for iOS and Android Devices

San Clemente, Calif., June 13, 2023—The Marygold Companies, Inc. (“TMC,” or the “Company”) (NYSE American: MGLD), a diversified global holding firm, today announced that its wholly owned subsidiary, Denver-based Marygold & Co., has formally launched its banking and financial services app, a digital platform that combines payments, savings and investing.

“We believe the app represents the future of finance, allowing clients to take complete control of their financial lives,” said Nicholas Gerber, TMC’s Chief Executive Officer. “I appreciate the patience and loyalty of our shareholders as we invested time and profits into the development of this app over the past several years. I’m confident the wait will be worth it, and equally as important, I’m proud that the entire development was accomplished through the use of funds that have been generated by other TMC operating subsidiaries. Throughout the process, TMC remained debt-free, and shareholders’ equity increased year-over-year.”

A digital alternative to traditional banking, the app is now available at no cost in both Apple and Google app stores for iOS and Android devices. Also featuring a Mastercard debit card, the app is akin to having a fully secured, private banking experience on a cell phone. It enables the management of finances anywhere, anytime, with no banking fees, minimums or credit checks, and allows clients to organize their finances, while helping them save for personal financial goals.

Additional features of the app include unlimited money pool investing, with customized portfolios and user-selected time-based objectives; PayAnyone™ capability, which authorizes clients to send payments to anyone in the U.S., regardless of whether they have a Marygold & Co. account; and contactless payment options utilizing technology that allows touch-free tap-to-pay transactions from the Marygold & Co. debit card.

TMC established Marygold & Co. (http://marygoldandco.com/), and its wholly owned subsidiary and registered investment advisor, Marygold & Co. Advisory Services, LLC, in the U.S. in 2019 to explore opportunities in the financial technology sector. The new app represents the subsidiary’s initial fintech product offering. Management expects more features and functionality to be added as the app and the market evolve.

In 2021, TMC formed Marygold & Co. (UK) Limited in the U.K., which operates through its acquired subsidiary, Tiger Financial & Asset Management Limited, a U.K. based investment adviser (http://www.tfam.co.uk/). The Company intends to market the new mobile fintech app in the U.K. through the presence of Marygold & Co. (UK) in the coming year.

About The Marygold Companies, Inc.

The Marygold Companies, Inc., which changed its name from Concierge Technologies, Inc. in March 2022, was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products. TMC’s companies operate under the trade names Marygold & Co., USCF Investments, Tiger Financial & Asset Management Limited, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, the app transforming the future of finance, adding more functionality and marketing the app in the U.K., involve significant risks and uncertainties that could cause actual results to differ materially from the expected results and, consequently, should not be relied upon as predictions of future events. These forward-looking statements, including the factors disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2022, and in the Company’s other filings with the Securities and Exchange Commission, are not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more information, contact:
Roger S. Pondel PondelWilkinson Inc. 310-279-5965 rpondel@pondel.com Contact the Company: David Neibert, Chief Operations Officer 949-429-5370 dneibert@themarygoldcompanies.com